UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2011

Freescale Semiconductor Holdings I, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	333-141128-05	98-0522138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-895-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 4, 2011, Kevin R. Burns resigned from the Board of Directors and Audit and Legal Committee of Freescale Semiconductor Holdings I, Ltd. (the "Company"). There were no disagreements with the Company on any matters relating to the Company’s operations, policies or practices that led to Mr. Burns’ resignation.

(d) Effective March 7, 2011, J. Daniel McCranie was elected to serve on the Board of Directors and the Audit and Legal Committee. Mr. McCranie was elected as a director pursuant to an agreement among our sponsors, The Blackstone Group, The Carlyle Group, funds advised by Permira Advisors, LLC and TPG Capital; however, Mr. McCranie is not affiliated with any of the sponsors. The sponsors control Freescale Holdings L.P., which is the principal shareholder of the Company.

The sponsors are parties to certain arrangements and agreements with the Company as described in our Form 10-K filed on February 11, 2011, under "Part III, Item 13: Certain Relationships and Related Transactions, and Director Independence".

As an independent director, Mr. McCranie will receive (i) a grant of 50,000 restricted stock units of the Company’s common shares under the 2006 Management Incentive Plan, which vests in two equal installments on the first and second anniversary of the date of grant and (ii) an annual cash retainer of $60,000 to be paid in advance in equal installments at the beginning of each quarter. Mr. McCranie will also be reimbursed for expenses related to his service on the Board.

Mr. McCranie has no relationships or transactions with the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

A copy of the Company's press release, dated March 7, 2011, announcing the election is attached as Exhibit 99.1 to this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor Holdings I, Ltd.

March 7, 2011	By:	/s/ Dathan C. Voelter

Name: Dathan C. Voelter
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Freescale Semiconductor Holdings I, Ltd., dated March 7, 2011.